Exhibit 4.1

SECOND AMENDMENT dated as of October 9, 2009 (this “Amendment”), to the Credit Agreement dated as of June 9, 2008 and amended and restated as of July 16, 2009 (as further modified and supplemented prior to the date hereof, the “Credit Agreement”), among PLY GEM HOLDINGS, INC., a Delaware corporation (“Holdings”), PLY GEM INDUSTRIES, INC., a Delaware corporation (the “Specified U.S. Borrower”), CWD WINDOWS AND DOORS, INC., a Canadian corporation (the “Canadian Borrower” and, together with the Specified U.S. Borrower, the “Borrowers”), the Subsidiaries of the Specified U.S. Borrower from time to time party thereto as borrowers and guarantors (the “Subsidiary Guarantors” and, together with Holdings and the Borrowers, the “Reaffirming Parties”), each lender from time to time party thereto (the “Lenders”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), U.S. Swing Line Lender and U.S. L/C Issuer, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent (in such capacity, the “Collateral Agent”), CREDIT SUISSE, TORONTO BRANCH (“CS Toronto”), as Canadian Swing Line Lender and Canadian L/C Issuer, and the other agents party thereto.

A.           Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrowers.

B.           The Borrowers have requested that the Credit Agreement be amended as set forth herein, in order to, among other things, modify the terms and conditions of the Credit Agreement to (i) allow the U.S. Borrower to issue an additional $25 million of its Senior Secured Notes and (ii) allow for certain refinancing of its 2012 Senior Subordinated Notes.

C.           Each of the Reaffirming Parties is party to one or more of the Guaranties, the Collateral Documents and the Intercreditor Agreement (collectively, the “Security Documents”), pursuant to which, among other things, the Reaffirming Parties Guaranteed the Obligations (or, in the case of the Canadian Loan Parties, the Canadian Obligations) of the Borrowers under the Credit Agreement and provided security therefor.

D.           Each Reaffirming Party is willing to reaffirm its obligations under the Security Documents.

E.           Capitalized terms used but not defined in this Amendment shall have the meanings given them in the Credit Agreement.

Accordingly, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.  Upon the terms and subject to the conditions set forth herein, the Borrowers, Holdings, the Administrative Agent, the Collateral Agent, CS Toronto and the Required Lenders hereby agree that the Credit Agreement shall be amended as of the Second Amendment Effective Date (as hereinafter defined) as follows:

(a) Amendment to Section 1.01 (Definitions and Accounting Terms).  Section 1.01 of the Credit Agreement is hereby amended by:

(i) deleting the definition of “Permitted Subordinated Indebtedness” in its entirety and replacing it with the following:

““Permitted Subordinated Indebtedness” means any unsecured Indebtedness of the Specified U.S. Borrower that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions no less favorable to the Lenders than the terms and conditions of the 2012 Senior Subordinated Notes, (b) will not mature prior to the date that is six months after the Maturity Date, (c) has no scheduled amortization or payments of principal prior to the Maturity Date and (d) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope than those contained in the 2012 Senior Subordinated Notes Indenture as in effect on February 12, 2004, taken as a whole; provided any such Indebtedness shall constitute Permitted Subordinated Indebtedness only if both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing.”; and

(ii) deleting the definition of “Senior Secured Notes” in its entirety and replacing it with the following:

““Senior Secured Notes” means the senior secured notes of the Specified U.S. Borrower in an aggregate principal amount of up to $725,000,00 issued and sold on or after the Closing Date pursuant to the Senior Secured Notes Documents, as the same may be modified or otherwise supplemented from time to time in accordance with the terms hereof, and any exchange notes issued in exchange therefor, in each case, pursuant to the Senior Secured Notes Indenture, as the same may be modified or otherwise supplemented from time to time in accordance with the terms hereof.”

(b) Amendment to Section 7.02 (Investments). Section 7.02 of the Credit Agreement is hereby amended by deleting clause (e) thereof in its entirety and replacing it with the following:

“(e) Investments by Holdings in the Equity Interests of the Specified U.S. Borrower in connection with a Permitted Equity Issuance;”

(c) Amendment to Section 7.03 (Indebtedness). Section 7.03 of the Credit Agreement is hereby amended by:

(i) deleting clause (a) thereof in its entirety and replacing it with the following:

“(a)           in the case of the Specified U.S. Borrower and the U.S. Subsidiary Guarantors, (i) the 2012 Senior Subordinated Notes and (ii) any Permitted Refinancings thereof (including any Indebtedness resulting from capitalization or accrual of interest, payment of interest in kind, or accretion of discount), so long as immediately before and immediately after giving effect to such Permitted Refinancing,

(A)           Excess Availability shall be more than 25% of the lesser of the Total Borrowing Base and the Aggregate Commitments;

(B)           subject to the proviso below, the amount of interest payable in cash (and not in kind or otherwise capitalized or accrued) with respect to the 2012 Senior Subordinated Notes and such Permitted Refinancing Indebtedness in any twelve-month period shall not exceed, in the aggregate, taking into account all interest payable in cash with respect to the 2012 Senior Subordinated Notes (but excluding any Defaulted Interest (as defined in the 2012 Senior Subordinated Notes Indenture)) and any Permitted Refinancing Indebtedness (but excluding any defaulted interest at a rate not in excess of 2.0% per annum) permitted under this clause (ii), $32,400,000; provided that, if at any time (x) the Specified U.S. Borrower shall be in compliance with clause (A) above, calculated on an average basis for the thirty (30) days ended on the date of such payment and on a pro forma basis after giving effect to the making of such payment, (y) the Consolidated Fixed Charge Coverage Ratio as of the end of the most recently completed Measurement Period of Holdings for which financial statements have been delivered pursuant to Section 6.01, calculated on a pro forma basis after giving effect to the making of such payment,  shall be equal to or greater than 1.10:1.0, and (z) no Default shall have occurred and be continuing or would result therefrom, this clause (B) shall not limit the payment of interest in cash with respect to any Permitted Refinancing Indebtedness to the extent that such interest would otherwise be payable in kind or otherwise capitalized or accrued and added to the principal balance thereof; and

(C)           such Permitted Refinancing Indebtedness otherwise qualifies as “Permitted Subordinated Indebtedness” hereunder;”

and

(ii) deleting clause (b) thereof in its entirety and replacing it with the following:

“(b)           in the case of the Specified U.S. Borrower and the U.S. Subsidiary Guarantors, the Senior Secured Notes in an aggregate principal amount not to exceed $725,000,000 and any Permitted Refinancings thereof;”.

(d) Amendment to Section 7.14 (Prepayments, Etc. of Indebtedness).  Section 7.14 of the Credit Agreement is hereby amended by deleting such Section 7.14 in its entirety and replacing it with the following:

                      “Section 7.14. Prepayments, Etc. of Indebtedness.  (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any of the Senior Secured Notes, the 2012 Senior Subordinated Notes, Permitted Seller Notes and any Permitted Subordinated Indebtedness (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except so long as no Default shall have occurred and is continuing or would result therefrom (i) the prepayment, redemption, purchase or defeasance of any such Junior Financing with the net cash proceeds of, or the exchange of such Junior Financing into, any Permitted Subordinated Indebtedness or Permitted Equity Issuance to the extent that such proceeds were received within 180 days prior to the date of such prepayment, redemption, purchase or defeasance and held in a segregated account pending application pursuant to this Section 7.14, (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) and (iii) the prepayment, redemption, purchase or defeasance of any such Junior Financing, so long as immediately before and immediately after giving effect thereto (A) no Default shall have occurred and be continuing or would result therefrom, (B) Excess Availability shall be at least 25% of the lesser of the Total Borrowing Base and the Aggregate Commitments and (C) the Specified U.S. Borrower would be in pro forma compliance with the covenant set forth in Section 7.11 (whether or not such covenant is otherwise applicable at such time), provided that in each case such payment is also permitted under the Senior Secured Notes Indenture or (b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent or the Lenders any term or condition of any Junior Financing Documentation.”

SECTION 2. Reaffirmation.  Each Reaffirming Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Amendment or the Credit Agreement, the Security Documents continue to be in full force and effect, (b) affirms and confirms its Guarantee of the Obligations (or, in the case of the Canadian Loan Parties, the Canadian Obligations) and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Security Documents as originally executed, and acknowledges and agrees that such Guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents and (c) affirms and confirms that all the representations and warranties made by or relating to it contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or in all respects in the case of any representations and warranties qualified by materiality) on and as of the Second Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects (or in all respects in the case of any representations and warranties qualified by materiality) as of such earlier date.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of Holdings and each Borrower represents and warrants to each of the other parties hereto, that, at the time of and immediately after giving effect to this Amendment:

(a) The representations and warranties contained in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (or in all respects in the case of any representations and warranties qualified by materiality) on and as of the Second Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects (or in all respects in the case of any representations and warranties qualified by materiality) as of such earlier date; and

(b) No Event of Default or Default has occurred and is continuing.

SECTION 4. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. No Novation. Neither this Amendment nor the effectiveness of the Credit Agreement shall extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations.  Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Amendment, the Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrowers under the Credit Agreement or the Borrowers or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and such obligations are in all respects continuing with only the terms being modified as provided in this Amendment and in the Credit Agreement.  The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

SECTION 6. Notices.  All notices hereunder shall be given in accordance with the provisions of Section 10.02 of the Credit Agreement.

SECTION 7. Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9 hereof.  Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 8. Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 9. Effectiveness; Amendment.  This Amendment and the Credit Agreement shall become effective as of the date (the “Second Amendment Effective Date”) on which (i) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (a) the Borrowers, (b) Holdings, (c) the Subsidiary Guarantors listed on Schedule I attached hereto, (d) the Administrative Agent, (e), the Collateral Agent, (f) CS Toronto and (g) the Required Lenders, (ii) each of the conditions set forth in Sections 4.02(a) and (b) of the Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect, dated as of the Second Amendment Effective Date and signed by a Responsible Officer of the Specified U.S. Borrower, (iii) the Administrative Agent shall have received such customary closing certificates and documentation as shall be reasonably requested by the Administrative Agent, in each case consistent with those delivered on the Closing Date under Section 4.01 of the Credit Agreement and (iv) all fees and expenses due and payable to the Administrative Agent or any Lender on or prior to the Second Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document, in each case to the extent invoiced no later than 11:00 a.m. on the Second Amendment Effective Date, shall have been paid.

SECTION 10. Reference to and Effect on Credit Agreement and other Loan Documents.  From and after the Second Amendment Effective Date, each reference in the Credit Agreement to the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder,” “thereof” or words of like similar import referring to the Credit Agreement, shall, unless the context otherwise requires, mean the Credit Agreement, as amended by this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PLY GEM HOLDINGS, INC.,
as Holdings

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Chief Financial Officer

PLY GEM INDUSTRIES, INC.,
as the Specified U.S. Borrower

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Chief Financial Officer

CWD WINDOWS AND DOORS, INC.,
as the Canadian Borrower

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Secretary

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I-A HERETO, each as a Guarantor

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Secretary of each of the above-referenced entities

Signature Page to Second Amendment

NEW GLAZING INDUSTRIES, LTD.,
as a Guarantor

By:  Glazing Industries Management, L.L.C., its General Partner

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Secretary of the General Partner

NEW ALENCO EXTRUSION, LTD.,
as a Guarantor

By:  Alenco Extrusion Management, L.L.C., its General Partner

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Secretary of the General Partner

Signature Page to Second Amendment

NEW ALENCO WINDOW, LTD.,
as a Guarantor

By:  Alenco Building Products Management, L.L.C., its General Partner

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Secretary of the General Partner

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and
as Administrative Agent, U.S. Swing Line Lender and U.S. L/C Issuer

By:	/s/Robert Hetu
Name:	Robert Hetu
Title:	Managing Director

By:	/s/Christopher Reo Day
Name:	Christopher Reo Day
Title:	Associate

GENERAL ELECTRIC CAPITAL CORPORATION, individually and as Collateral Agent

By:	/s/William J. Kane
Name:	William J. Kane
Title:	Duly Authorized Signatory

Signature Page to Second Amendment

CREDIT SUISSE, TORONTO BRANCH, as Canadian Swing Line Lender, Canadian L/C Issuer and Canadian Revolving Credit Lender

By:	/s/Alain Daoust
Name:	Alain Daoust
Title:	Director

By:	/s/Bruce F. Wetherly
Name:	Bruce F. Wetherly
Title:	Director, Credit Suisse, Toronto Branch

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN TO THE PLY GEM CREDIT AGREEMENT

Name of Lender:	Bank Midwest, N.A.
By:	/s/David L. Rambo
Name:	David L. Rambo
Title:	SeniorVice President Commercial Lending

Name of Lender:	UBS Loan Finance LLC
By:	/s/Marie Haddad
Name:	Marie Haddad
Title:	Associate Director

Name of Lender:	UBS Loan Finance LLC
By:	/s/Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

Signature Page to Second Amendment

 Schedule I

Subsidiary Guarantors

Schedule I-A

Great Lakes Window, Inc.

Kroy Building Products, Inc.

Napco, Inc.

Variform, Inc.

MWM Holding, Inc.

MW Manufacturers Inc.

AWC Holding Company

Alenco Holding Corporation

AWC Arizona, Inc.

Alenco Interests, L.L.C.

Alenco Extrusion Management, L.L.C.

Alenco Building Products Management, L.L.C.

Alenco Trans, Inc.

Glazing Industries Management, L.L.C.

Alenco Extrusion GA, L.L.C.

Aluminum Scrap Recycle, L.L.C.

Alenco Window GA, L.L.C.

Alcoa Home Exteriors, Inc.

Ply Gem Pacific Windows Corporation

Signature Page to Second Amendment

 Schedule I

Schedule I-B

New Alenco Extrusion, Ltd.

New Alenco Window, Ltd.

New Glazing Industries, Ltd.